SECURITIES AND EXCHANGE COMMISSION        Execution Copy
                              WASHINGTON D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 10, 1997

                               POWER DESIGNS INC.
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               (Exact Name of Registrant as Specified in Charter)

          New York                 0-1921                   11-1708714
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(State or other jurisdiction    (Commission             (I.R.S. Employer
    of incorporation or           File No.)          Identification Number)
     organization)

14 Commerce Drive, Danbury, Connecticut                                 06810
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(Address of principal executive offices)                              (Zip Code)


                                 (203) 748-7001
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               (Issuer's Telephone Number, Including Area Code)


________________________________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)


                                                                April 11, 1997
                                                                        Page 1

Item 5

            On April 10, 1997 Power Designs announced the appointment of Mr. Fred G. Basso as President and Director of the Company, effective May 1, 1997. Mr. Basso comes to Power Designs with 30 years of experience in the electronics and electrical utility industries, most recently as President and CEO of AFP Transformers, Inc., of Edison, New Jersey. Previously, Mr. Basso spent one year as General Manager of Large Power Transformers for one year at Magnetek Electric, Inc. of Waukesha, Wisconsin, and served six years as President of Schenk Trebel Corporation of Deer Park, New York, a $25 million multinational manufacturer of dynamic balancing equipment.

            Mr. Basso holds a Master's Degree in Business Administration from New York University and a Bachelor's Degree in Management Engineering (Electrical Engineering minor) from Rennselaer Polytechnic Institute.

Item 7. Exhibits.

            None.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: April 11, 1997    By: /s/ Jonathan Betts
                            --------------------------------
                            Jonathan Betts
                            Chairman of the Board


                                                                April 11, 1997
                                                                        Page 2